Exhibit 99.1

Idera Pharmaceuticals Contacts:

Jill Conwell Investor Relations & Corporate Communications Phone (484) 348-1675 JConwell@IderaPharma.com	John J. Kirby Chief Financial Officer Phone (484) 348-1627 JKirby@IderaPharma.com

Idera Pharmaceuticals Announces Dan Soland to Join as Chief Operating Officer

– COO Role is Key to Preparedness for NDA Filing and Commercial Launch –

– Clayton Fletcher, Head of Business Development & Strategic Planning, to Retire –

EXTON, PA, November 17, 2020 — Idera Pharmaceuticals, Inc. (Nasdaq: IDRA; “Idera”) today announced that Daniel Soland will join Idera on January 4, 2021, as Senior Vice President and Chief Operating Officer (COO). Mr. Soland has been engaged as a consultant to Idera for nearly three years. In his role as COO, he will be responsible for commercial strategy and manufacturing as Idera plans for success in anticipation of data from its pivotal trial, ILLUMINATE-301, which are currently expected in the first quarter of 2021.

“In 2021, we expect to embark on our change from a development-stage company to a commercial company. In anticipation of that, I am delighted that we will be adding Dan’s extensive expertise and leadership to our Idera team,” stated Mr. Milano. “Dan’s leadership of our marketing, sales, manufacturing, and distribution strategy and operations will be invaluable to us on our journey to bring tilsotolimod to patients in need.”

Mr. Soland is an accomplished leader in the biotech industry. He most recently served as the Chief Executive Officer of uniQure N.V. and, prior to that, Senior Vice President & COO of ViroPharma Inc. While at ViroPharma, Mr. Soland managed the commercial, manufacturing, and quality organizations, helped build the company’s commercial infrastructure in the U.S., Europe, and Canada, and led the launch of Cinryze® (C1 esterase inhibitor [human]), one of the most successful ultra-orphan drug launches in the U.S. Mr. Soland served as President, Chiron Vaccines, of Chiron Corporation from 2005 to 2006 and led the growth of the vaccine business to over $1 billion in sales. From 2002 through 2005, Mr. Soland served as President and Chief Executive Officer of Epigenesis Pharmaceuticals. Earlier in his career, Mr. Soland worked for GlaxoSmithKline in increasing roles of responsibility, including as Vice President and Director, Worldwide Marketing Operations, GSK Biologicals. He currently serves on the Board of Directors of Acadia Pharmaceuticals, Inc., DBV Technologies SA, and KalVista Pharmaceuticals, Inc. Mr. Soland earned his B.S. in Pharmacy from the University of Iowa.

“I’m excited and honored to join the Idera team at this pivotal juncture and to help prepare the company for the anticipated success of tilsotolimod in advanced refractory melanoma and beyond,” stated Mr. Soland. “I believe tilsotolimod represents tremendous possibilities for patients as well as untapped potential for Idera, and I am excited to help the company achieve its goals.”

Idera also announced that R. Clayton Fletcher, Senior Vice President of Business Development and Strategic Planning, will retire at the end of 2020. Mr. Fletcher will remain as a consultant to the Company, continuing to lead its business development activities.

Mr. Fletcher joined Idera in February 2015 and has been responsible for leading the company’s business development, portfolio management and planning, manufacturing, and corporate operations activities.

“Clayton’s time at Idera caps a successful career that spans three decades. I have had the honor of working with him for nearly twenty years and am extremely grateful for his partnership, leadership, and friendship over that time," stated Vincent Milano, Idera’s Chief Executive Officer. “Clayton’s aptitude for, and contribution to, every aspect of our business is substantial. I am grateful that, even in his retirement, he has asked to continue leading our business development efforts as a consultant.”

Mr. Fletcher is retiring after 30 years in the biotech industry, rising from his first role as a bench scientist at Centocor Inc. in 1991. Prior to joining Idera, Mr. Fletcher spent 13 years at ViroPharma Inc. as Vice President, Business Development & Project Management, a member of the management team, and a key contributor to its acquisition, development, and commercialization of innovative therapies for rare diseases. He also held scientific and project management position at Intracel, Becton Dickson, and SmithKline Beecham. Mr. Fletcher received B.S. and M.S. degrees in biology from Wake Forest University.

“I am looking forward to the next chapter in my life, which includes spending more quality time with my wife and family. My colleagues at Idera have been my extended family for over five years and, while I will miss the day-to-day interactions, I look forward to staying connected as a consultant," stated Mr. Fletcher. “I am proud of the terrific team at Idera and am confident in their ongoing success with tilsotolimod and beyond.”

About Tilsotolimod

Tilsotolimod is an investigational, synthetic Toll-like receptor 9 agonist. Intratumoral injection of tilsotolimod has been shown to promote both innate and adaptive immune activation. Tumors with an active immune response appear to respond better to CPIs than those that exclude or inhibit anti-tumor immune cells. Tilsotolimod in combination with CPIs may cause regression of locally injected and distant tumor lesions and increase the number of patients who benefit from immunotherapy.

Tilsotolimod has received both Fast Track designation and Orphan Drug designation from the FDA and is being evaluated in multiple tumor types and in combination with multiple checkpoint and costimulation therapies. For more information on tilsotolimod trials, please visit ClinicalTrials.gov.

About Idera Pharmaceuticals

Harnessing the approach of the earliest researchers in immunotherapy and the company’s vast experience in developing proprietary immunology platforms, Idera’s development program is focused on priming the immune system to play a more powerful role in fighting cancer, ultimately increasing the number of people who can benefit from immunotherapy. Idera also continues to focus on the acquisition, development, and ultimate commercialization of drug candidates for both oncology and rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit www.iderapharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, clinical trials, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Idera cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements. Factors that may cause such a difference include: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs for the period anticipated; whether the Company will require additional financing and whether such financing will be available on terms that the Company will find attractive; our dependence on our TLR-targeted clinical-stage drug candidates; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; whether the Company's collaborations will be successful; risks related to competition; and such other important factors as are set forth under the caption "Risk Factors" in the Company’s Annual Report filed on Form 10-K for the period ended December 31, 2019, and the Company’s other filings with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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